RESALE PROSPECTUS


                           GRAND SLAM TREASURERS, INC.


                                 UP TO 2,371,344
                             SHARES OF COMMON STOCK



         WHICH THE SELLING SHAREHOLDERS MAY RESELL UNDER THIS PROSPECTUS


     You should read this resale prospectus carefully before you invest. This prospectus relates to 2,371,344 shares of common stock $.001 par value per share (the "Common Stock") of Grand Slam Treasures, Inc. (the "Company"). The stockholders of the Company listed in the "Selling Stockholders" section of this resale prospectus may offer and resell shares of Common Stock under this resale prospectus for their own accounts. Grand Slam Treasures, Inc. will not receive any proceeds from the resale of these shares by the selling stockholders.

     These shares were issued or are issuable to the selling stockholders and others as follows

          (i) 2,371,344 shares issued and issuable under the 2000 Amended and Restated Non-Qualified Stock Option Plan (the "Plan")

     The selling stockholders may offer their common stock through public or private transactions, at prevailing market prices or at privately negotiated prices. These future prices are not currently known.

     Grand Slam Treasurers, Inc. stock is traded on the Nasdaq OTC Bulletin Board under the symbol "GRST". On September 8, 2000 the last reported sale price for the common stock on the Nasdaq OTC Bulletin Board was $1.19 per share.

     See Risk Factors beginning on page 2 to read about factors you should consider before buying shares of common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.





                The date of this prospectus is September 11, 2000

                                  Risk Factors

     You should carefully consider the risks described below before deciding whether to invest in Grand Slam Treasurers, Inc.. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually materialize, the business, financial condition and results of operations of Grand Slam Treasurers, Inc. could be materially and adversely affected. In such a case, the trading price of Grand Slam Treasurers, Inc.'s common stock could decline, and you could lose all or part of your investment.

Grand Slam Treasurers, Inc. Has Experienced Difficulty Implementing Its Business Plan

     Grand Slam Treasurers, Inc. has an ambitious business plan that it has been attempting to implement since December 1999. Since the company has experienced difficulty obtaining financing from traditional sources, execution of most of its business plan has been delayed. There can be no assurance that the business plan can be implemented and successfully executed.

Substantial Doubt Exists as to Grand Slam Treasurers, Inc.s' Ability to Continue as a Going Concern

     For a substantial period, the Company has incurred net operating losses and management projects that the Company will continue to incur net losses and experience negative cash flow for the foreseeable future. This will require substantial amounts of capital. As of the date of this prospectus, management does not have commitments for additional financing and cannot be sure that Grand Slam Treasurers, Inc. will be able to obtain any such commitments at all or upon reasonable terms and conditions.

Revised Corporate Business

     In the past, the Company was involved with the development of theme parks and thereafter with the auctioning of artifacts. The Company is now moving away from these lines of business and will focus its operations in Korea. Because of the Company's inexperience with Korea, there is no guaranty that its future results will be profitable.

Country Risk

     Assuming  the  closing  of  the  Kimvision  Holdings  Limited   acquisition
substantially all of the Company's operations will be conducted in Korea.

     If Grand Slam Treasurers, Inc. acquires another company, Grand Slam Treasurers, Inc. could encounter difficulties in assimilating the acquiree's personnel and operations. This may disrupt our ongoing business and distract management, as well as result in unanticipated costs and difficulty in maintaining standards, controls and procedures. Grand Slam Treasurers, Inc. may be required to incur debt or issue equity securities to pay for any future acquisitions or to fund any losses or unanticipated costs of the combined companies.

     According, the Company will be subject to special considerations and significant risks not typically associated with companies operating in the U.S. or in Western Europe. These include risks associated with political, economic and legal environments as well as foreign currency exchange. The Company's future results may be affected by, among other things, changes in the political and social conditions in Korea, the changes in government policies with respect to laws and regulations, currency conversion and remittance of broad and rates and methods of taxation.

Limited Access to Additional Funds

     No assurance can be given that the business will generate sufficient cash flow from operations to fund liquidity needs in the future. At present, the Company does not have sufficient cash or borrowing power to finance its future growth. Therefore, growth could be limited unless the Company is able to obtain additional cash from the sale or equity or the occurrence of debt. Government regulation of the Internet and data transmission over the Internet could effect the Company's business. Following completion of the Korean acquisitions, the Company's principal business will be the operation of a Korean portal. Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevelant. These include childrens' privacy, copyrights, taxation and the transmission of sexually explicit materials. The laws of the Internet, however, remain largely unsettled even in areas where there has been certain legislative action. It may take years to determine whether and how existing law such as those governing intellectual property, privacy libel and taxation applied to the Internet. In addition, the growth and development of the market for online commerce may prompt commerce from more astringent consumer protection laws and may impose additional burdens on companies conducting business on the Internet. The adoption or modification of laws or regulations relating to the Internet could adversely affect the Company's business.

Volitility of Market Price

     After completion of the Korean acquisition, the market price of our common stock could be subject to significant fluctuation due to variations and response to various factors including, but not limited to:

* variations in our annually and quarterly financial results or those of our competitors.

* Changes by financial research analysis and their estimates of our future earnings, conditions and the economy in general or in our industry in particular.

*    Unfavorable publicity or changes in applicable laws or regulations.

Grand Slam Treasurers, Inc. is Subject to All Risks Faced by Start-Up Web Portal Companies

     Grand Slam Treasurers, Inc. may encounter certain risks and difficulties in building and operating a business in the rapidly evolving web portal sector, especially given its limited operating history:

* Future revenues will depend heavily on management's ability to acquire businesses, to attract and retain subscribers and business customers, and to increase per subscriber revenues.

* The Internet services sector, is extremely competitive and is changing rapidly. Competition could result in loss of customers and reduction of revenues. Most of our competitors have significantly greater market presence, brand recognition, and financial, technical and personnel resources than Grand Slam Treasurers, Inc. has, and many have extensive coast to coast Internet backbones and large customer bases.

                     A Note About Forward-Looking Statements

     This prospectus contains both historical and forwardlooking statements. All statements other than statements of historical fact are, or may be deemed to be, forwardlooking statements within the meaning of Section 27A of the Securities
Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forwardlooking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of the management of Grand Slam Treasurers, Inc. concerning future results and events.

     The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe the objectives, plans or goals of Grand Slam Treasurers, Inc. are or may be forwardlooking statements.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Grand Slam Treasurers, Inc. to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed above under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forwardlooking statements in this prospectus:

     * the timing, impact and other uncertainties related to pending and future acquisitions by Grand Slam Treasurers, Inc.

     *    the impact of new technologies;

     * changes in laws or rules or regulations of governmental agencies, governing the Internet.

     * changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations; and

     *    interest rate fluctuations and other capital market conditions.

     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forwardlooking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Grand Slam Treasurers, Inc. The forwardlooking statements in this prospectus are made only as of the date of this prospectus and Grand Slam Treasurers, Inc. does not have any obligation to publicly update any forwardlooking statements to reflect subsequent events or circumstances. Grand Slam Treasurers, Inc. cannot assure you that projected results will be achieved.

                                 Use Of Proceeds

     Because this prospectus is solely for the purpose of permitting the participants in the Amended and Restated 2000 Non-Qualified Stock Option Plan ("Participants") to offer and sell shares, Grand Slam Treasurers, Inc.will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds. However, Grand Slam Treasurers, Inc.will receive the proceeds from any exercise of stock options which will be used for general corporate purposes.

                         Determination Of Offering Price

     This offering is solely for the purpose of allowing Participants to sell shares. The Participants may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the Participants will determine the price for their shares.

                                    Dilution

     This offering is for sales of shares by Participants. Such sales will not result in any dilution to the net tangible book value per share of the common stock of Grand Slam Treasurers, Inc. before and after the sales. Prospective investors should be aware, however, that the market price of shares being sold may not bear any rational relationship to net tangible book value per share. As of March 31, 2000, the net tangible book value per outstanding share of the common stock of Grand Slam Treasurers, Inc. was a negative. Thus, exercise of the options will be non-dilutive.

                                  PARTICIPANTS

     The Participants acquired beneficial ownership of all the shares offered for resale pursuant to this prospectus in compensatory transactions. These transactions include stock bonuses for employees and stock options issued or issuable under the 2000 Non-Qualified Stock Option Plan. A shareholder is deemed to beneficially own shares held in his or her name and certain shares he or she does not own but has the right to acquire upon option exercise or otherwise within 60 days after the date of this prospectus.


     After the sales are complete, the selling stockholders beneficially owning 1% or more of the outstanding common stock will be Larry L. Eastland (34.8%) and Robert Klosterman (22.12%), based on 17,551,088 shares issued and outstanding as of September 1, 2000.

                              Plan Of Distribution

     Grand Slam Treasurers, Inc. is registering this offering of shares on behalf of the Participants. Grand Slam Treasurers, Inc. will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The Participants will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The Participants may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Participant will determine the prices at which they sell their shares in these transactions. The Participant may effect the transactions by selling the shares to or through broker-dealers. In effecting sales, broker-dealers engaged by the Participants may arrange for other brokerdealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

     * a block trade in which the brokerdealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     *    purchases  by  a   brokerdealer   as  principal   and  resale  by  the
          brokerdealer for its account,

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     *    privately negotiated transactions.

     The amount of securities to be offered or resold by means of this prospectus by each Participant, and any other person with whom he or she is acting in concert for the purpose of selling securities of Grand Slam Treausures, Inc., is limited by SEC Rule 144(e)(1) and (2). The number of shares resold may not exceed, during any three-month period, the greater of:

     * 1% of the shares of the class outstanding as shown by the most recent report published by the issuer, or

     * the average weekly reported volume of trading in such securities during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

For the purpose of determining the amount of securities sold during any three-month period, the following provisions shall apply:

          (i) Where both convertible securities and securities of the class into which they are convertible are sold, the amount of convertible securities sold shall be deemed to be the amount of securities of the class into which they are convertible for the purpose of determining the aggregate amount of securities of both classes sold;

          (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within one year after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

          (iii) The amount of securities sold for the account of a donee thereof during any period of three months within one year after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

          (iv) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within one year after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or
     (2), whichever is applicable.

          (v) The amount of securities sold for the account of the estate of a deceased person, or for the account of a beneficiary of such estate, during any period of three months and the amount of securities sold during the same period for the account of the deceased person prior to his death shall not exceed, in the aggregate, the amount specified in SEC Rule 144(e) (1) or (2), whichever is applicable; provided, that no limitation on amount shall apply if the estate or beneficiary thereof is not an affiliate of the issuer;

          (vi) When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during any period of three months shall be aggregated for the purpose of determining the limitation on the amount of securities sold;

          (vii) The following sales of securities need not be included in determining the amount of securities sold: securities sold pursuant to an effective registration statement under the Securities Act; securities sold pursuant to an exemption provided by Regulation A under the Securities Act; securities sold in a transaction exempt pursuant to Section 4 of the Securities Act and not involving any public offering; and securities sold offshore pursuant to Regulation S under the Securities Act.

     The Participants may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the Participants. The Participants also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The Participants may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The Participants also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the Participant, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     The Participants may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the Participants would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the Participant. Upon a default by the Participant under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Participant. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a Participant in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the Participants may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Participants may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Participants will be subject to the prospectus delivery requirements of the Securities Act.

     The Participants will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of Grand Slam Treasurers, Inc.by the participants. Grand Slam Treasurers, Inc.will make copies of this prospectus available to the Participants and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.


                                  Legal Opinion

     Vanderkam & Sanders, Houston, TX has passed upon the legality of the shares offered by this prospectus.

                                     Experts

     The consolidated statements of operations, stockholders' equity and cash flows of Grand Slam Treasurers, Inc. and subsidiary for the year ended June 30, 1998 included in this prospectus have been included herein in reliance on the report of Mark Bailey & Co., Ltd., independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information included herein, the independent certified public accountants have not audited or reviewed the information and have not expressed an opinion or any other form of assurance with respect to this information.

                      How To Obtain Additional Information

     Grand Slam Treasurers, Inc. has filed a registration statement with the Securities and Exchange Commission relating to the securities offered by this prospectus. The prospectus does not contain all of the information set forth in the registration statement. For further information with respect to Grand Slam Treasurers, Inc. and the securities offered by this prospectus, refer to the registration statement. In addition, Grand Slam Treasurers, Inc. recently became a public company required to file annual and quarterly reports with the Securities and Exchange Commission. As of the date of this prospectus, no reports have been required to be filed. You may read and copy the registration statement and any materials Grand Slam Treasurers, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1800SEC0330. The Securities and Exchange Commission also maintains an Internet site at www.sec.gov where TCOM Ventures' Securities and Exchange Commission filings can be viewed.